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                                                                      EXHIBIT 21

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                                                                   JURISDICTION OF
                                                                  INCORPORATION OR                    DOING
                                  NAME                              ORGANIZATION                   BUSINESS AS
           --------------------------------------------------  -----------------------  ---------------------------------
1.         BA Parkway Associates, L.P.                                Delaware             Embassy Suites Philadelphia

2.         Ballston Parking Associates                                Virginia                         --

3.         CapStar Albuquerque Company, L.L.C.                        Delaware               Albuquerque Doubletree

4.         CapStar AP Partners, L.P.                                  Delaware                  Austin Doubletree

5.         CapStar Austin, Inc.                                       Delaware                         --

6.         CapStar Cathedral City Company, L.L.C.                                          Doubletree Resort at Desert
                                                                      Delaware                Princess Country Club

7.         CapStar Cherry Hill Company, L.L.C.                        Delaware            Four Points Hotel Cherry Hill

8.         CapStar Chicago Company, L.L.C.                            Delaware                  Chicago Radisson

9.         CapStar C.S. Company, L.L.C.                               Delaware           Holiday Inn Garden of the Gods

10.        CapStar Dallas Beverage Corporation                          Texas                          --

11.        CapStar Dallas Partners, L.P.                              Delaware              Holiday Inn Select Dallas

12.        CapStar Englewood Company, L.L.C.                          Delaware             Embassy Suites Denver Tech

13.        CapStar Frazer Company, L.L.C.                             Delaware                Great Valley Sheraton

14.        CapStar General Corp.                                      Delaware                         --

15.        CapStar Georgetown Company, L.L.C.                         Delaware                   Georgetown Inn

16.        CapStar Hallmark Company, L.L.C.                           Missouri               Holiday Inn Riverfront

17.        CapStar Hotel (Calgary Airport) Inc.                   British Columbia,
                                                                       Canada              Holiday Inn Calgary Airport

18.        CapStar Hotel (Surrey) Inc.                            British Columbia,
                                                                       Canada                Sheraton Inn Guildford

19.        CapStar Hotel (Vancouver) Inc.                         British Columbia,
                                                                       Canada              Ramada Inn Vancouver Centre

20.        CapStar Houston SW Partners, L.P.                          Delaware                  Houston SW Hilton

21.        CapStar Indianapolis Company, L.L.C.                       Delaware               Doubletree Guest Suites

22.        CapStar Jekyll Company, L.L.C.                             Delaware                  Jekyll Island Inn

23.        CapStar KC Company, L.L.C.                                 Delaware             Holiday Inn Sports Complex

24.        CapStar Lafayette Company, L.L.C.                          Delaware              Lafayette Hilton & Towers

25.        CapStar Lexington Company, L.L.C.                          Delaware                         --

26.        CapStar Lexington, Inc.                                    Delaware                         --

27.        CapStar Limited Corp.                                      Delaware                         --

28.        CapStar LP Corporation                                     Delaware                         --

29.        CapStar Management Company, L.P.                           Delaware                         --

30.        CapStar Management Company II, L.P.                        Delaware                         --

31.        CapStar Mockingbird Partners, L.P.                         Delaware                   Dallas Radisson

32.        CapStar National Airport Company, L.L.C.                   Delaware               National Airport Hilton

33.        CapStar New Mexico Beverage Corporation                   New Mexico                        --

34.        CapStar PA, Inc.                                           Delaware                         --

35.        CapStar Sacramento Company, L.L.C.                         Delaware                  Sacramento Hilton

36.        CapStar St. Louis Company, L.L.C.                          Delaware                         --

37.        CapStar San Pedro Company, L.L.C.                                              San Pedro Hilton at Cabrillo
                                                                      Delaware                       Marina

38.        CapStar Santa Barbara Company, L.L.C.                      Delaware                  Santa Barbara Inn

39.        CapStar TF Company, L.L.C.                                 Delaware              Holiday Inn Tinton Falls

40.        CapStar York Company, L.L.C.                               Delaware                   York Budget Inn

41.        CapStar Washington Company, L.L.C.                         Delaware                 Embassy Row Hilton

42.        CapStar Westchase Acquisition Corp.                        Delaware                         --

43.        CapStar Westchase Partners, L.P.                           Delaware              Westchase Hilton & Towers

44.        Centennial Hotel Ltd.                                  British Columbia,
                                                                       Canada                          --

45.        CMC Airport, Inc.                                          New York                         --

46.        EquiStar Acquisition Corporation                           Delaware

47.        EquiStar Arlington Partners, L.P.                          Delaware                         --

48.        EquiStar Atlanta Company, L.L.C.                           Delaware                         --

49.        EquiStar Atlanta GP Company, L.L.C.                        Delaware                         --
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
                                                                   JURISDICTION OF
                                                                  INCORPORATION OR                    DOING
                                  NAME                              ORGANIZATION                   BUSINESS AS
           --------------------------------------------------  -----------------------  ---------------------------------
50.        EquiStar Atlanta LP Company, L.L.C.                        Delaware                         --

51.        EquiStar Ballston Company, L.L.C.                          Delaware               Arlington Hilton Hotel

52.        EquiStar Bellevue Company, L.L.C.                          Delaware                Bellevue Hilton Hotel

53.        EquiStar Charlotte Company, L.L.C.                                           Charlotte Sheraton Airport Plaza
                                                                      Delaware                        Hotel

54.        EquiStar Cleveland Company, L.L.C.                                             Holiday Inn Cleveland Airport
                                                                      Delaware                        South

55.        EquiStar Colorado Company, L.L.C.                          Delaware           Sheraton Hotel Colorado Springs

56.        EquiStar Irvine Company, L.L.C.                                                Orange County Airport Hilton
                                                                      Delaware                        Hotel

57.        EquiStar Latham Company, L.L.C.                            Delaware               Latham Hotel Georgetown

58.        EquiStar Salt Lake Company, L.L.C.                         Delaware              Salt Lake Airport Hilton

59.        EquiStar Schaumberg Company, L.L.C.                        Delaware              Radisson Hotel Schaumberg

60.        EquiStar Somerset Company, L.L.C.                          Delaware               Marriott Somerset Hotel

61.        EquiStar Texas Beverage Corporation                          Texas                          --

62.        CapStar Virginia Company, L.L.C.                           Delaware                         --

63.        Leperq Atlanta Renaissance Partners, L.P.                  Delaware            Westin Hotel Atlanta Airport

64.        MCV Venture, L.L.C.                                        Kentucky                 Lexington Radisson

65.        339742 B.C. Ltd.                                       British Columbia,
                                                                       Canada                          --

66.        339743 B.C. Ltd.                                       British Columbia,
                                                                       Canada                          --
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